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                                                                    EXHIBIT 4.10

                        ASSIGNMENT OF PROJECT DOCUMENTS
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     THIS ASSIGNMENT OF PROJECT DOCUMENTS ("Assignment") is made and entered into by AEROVOX INCORPORATED, a Delaware corporation having a place of business at 740 Belleville Avenue, New Bedford, Massachusetts 02745 ("Borrower") and KEYBANK NATIONAL ASSOCIATION, a national banking association with a place of business at One Canal Plaza, Portland, Maine 04101 ("Lender").

                             WI T N E S S E T H :

     WHEREAS, Borrower and Lender have executed a Construction Loan Agreement of even date herewith (the "Loan Agreement") pursuant to which Lender has agreed to make a loan to Borrower in the aggregate principal amount of up to $4,500,000.00 (the "Loan") on the terms and conditions set forth in the Loan Agreement; and

     WHEREAS, to evidence of the Loan, Borrower has executed and delivered to Lender a Commercial Note of even date herewith in the principal face amount of $4,500,000.00 (the "Note"), which is secured in part by a First Leasehold Mortgage, Security Agreement and Fixture Filing of even date therewith (the "Security Deed") from Borrower covering the real estate located at the New Bedford Industrial Park, John Vertente Boulevard Extension, City of New Bedford, County of Bristol, Commonwealth of Massachusetts, and which is described in the Security Deed; and

     WHEREAS, the execution and delivery of this Assignment is a condition precedent to the performance by the Lender of its obligations under the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby covenants agrees as follows:

     1. Borrower hereby grants, transfers and assigns to Lender all the right, title and interest of Borrower in, to and under the following agreements, contracts, guaranties, warranties, plans, licenses, permits and other items of personal property, whether now or hereafter executed, granted, received, acquired or issued:

          (i) that certain agreement, dated November 2, 1999, between Borrower and Dacon Corporation (the "General Contractor") relating to the construction of the Improvements as defined in the Security Deed (hereinafter, together with any and all extensions, modifications, amendments and renewals thereof, referred to as the "Construction Contract");
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          (ii)   all contracts and subcontracts, together with any and all
     extensions, modifications, amendments and renewals thereof, which are entered into by Borrower or the General Contractor in connection with the performance of the work or the supply of labor, services or materials required for the construction of the Improvements;

          (iii) all guaranties, warranties and other undertakings, whether written, oral or statutory, covering the quality or performance of the work or the quality of the materials required by the General Contract, contracts and subcontracts, together with any claims which may be asserted thereunder;

          (iv) all building permits, governmental permits, licenses, consents, approvals and authorizations now or hereafter granted or issued, and all tradenames, trademarks and logos used, in connection with the construction, development or operation of the Project (as defined in the Loan Agreement); and

          (v) all plans, specifications, drawings, surveys, renderings and models prepared for the construction of the Improvements in existence from time to time, together with all revisions and modifications thereof and all sketches and notes related thereto.

     The items referred to in paragraphs (i) through (vii) above are sometimes hereinafter collectively referred to as the "Project Documents" and individually referred to as a "Project Document".

     This Assignment is made for the purpose of securing: (a) the full and prompt payment when due, whether by acceleration or otherwise of the Note; (b) the full and prompt payment and performance of any and all obligations of Borrower to Lender hereunder and under the Loan Agreement, the Security Deed, and any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note (the Note, the Loan Agreement, the Security Deed and said other agreements, documents or instruments, together with all renewals, amendments, extensions, consolidations and modifications thereof, are hereinafter collectively referred to as the "Loan Documents" and individually referred to as a "Loan Document"); and (c) any and all other indebtedness, however incurred, which may now or hereafter be due and owing from Borrower to Lender, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether expressed or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof.

     2.   Borrower hereby covenants and agrees:

     A. To faithfully abide by, perform and discharge each and every obligation, covenant, condition and agreement of the Project Documents to be performed by Borrower and to enforce performance by each other party thereto of each and every obligation, covenant, condition and agreement to be performed by such other party.

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     B.   To promptly provide Lender with copies of any and all notices received or given by Borrower which allege, either directly or indirectly, that Borrower is in default in the performance of any obligation, covenant, condition or agreement of the Project Documents to be performed by Borrower, or that any other party to the Project Documents is in default in the performance of any obligation, covenant, condition or agreement of the Project Documents to be performed by such other party.

     C. That the term "Event of Default", whenever used in this Assignment, shall mean any one or more of the following conditions or events:

          (1) Failure by Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Note; or

          (2) Failure by Borrower to observe, perform or discharge any obligation, covenant, condition or agreement of this Assignment; or

          (3) Any representation or warranty of Borrower in this Assignment shall prove to have been false or incorrect in any material respect upon the date when made; or

          (4) The occurrence of any "Event of Default" as defined in any of the Loan Documents.

     D. That an Event of Default by Borrower under this Assignment shall constitute a default under the Note and an "Event of Default" under all of the other Loan Documents.

     E. That upon the occurrence of any Event of Default, Lender may at its option, with or without notice or demand of any kind (except as may be provided herein or in any of the Loan Documents), and without waiving such Event of Default, exercise any or all of the following rights and remedies: (1) declare any part or all of the indebtedness evidenced or secured hereby or by the Loan Documents to be immediately due and payable, whereupon the same shall become immediately due and payable; (2) exercise any and all rights and remedies provided for hereunder or under the Loan Documents as well as such remedies as may be available at law or in equity; and (3) cure any such Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Lender, and also the right (but not the obligation) to perform and discharge each and every obligation, covenant, condition and agreement of Borrower under the Project Documents, and, in exercising any such powers, to pay necessary costs and expenses, employ counsel and incur and pay attorneys' fees and expenses. Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability of Borrower under any of the Project Documents, or by reason of this Assignment, it being agreed that Lender shall be treated as agreeing to perform or discharge such obligation, duty or liability if (but only if) Lender shall, by written notice sent to the other contracting party to, or grantor or licensor of, such Project Document, expressly so elect.

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     F.   That at any time after the occurrence of any Event of Default, Lender may, at its option, without notice, and without regard to the adequacy of security for the indebtedness hereby secured, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court at any time hereafter, exercise and enforce for its own benefit every right, power and authority under the Project Documents, or any of them, as fully as Borrower could itself.

     G. That each of the General Contractor, and the contracting party to, or grantor or licensor of, any Project Document, upon receipt of written notice from Lender of the occurrence of any Event of Default and Lender's election to exercise its rights under this Assignment, shall be and is hereby irrevocably directed and authorized by Borrower to recognize and accept Lender as "owner" under the Construction Contract, or as holder of such other Project Document, as the case may be, for any and all purposes as fully as it would recognize and accept Borrower and the performance of Borrower thereunder, and to perform such Project Document for the benefit of Lender in accordance with the terms and conditions thereof, without any obligation to determine whether or not any such Event of Default has in fact occurred.

     H. That further, and without limitation of the foregoing remedies, upon the occurrence of any Event of Default, Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts with respect to each and every Project Document in which a security interest may be obtained, in addition to the rights and remedies otherwise provided for by law or in equity or in any of the Loan Documents.

     I. That in the exercise of the powers herein granted to Lender, no liability shall be asserted or enforced against Lender, all such liability being hereby expressly waived and released by Borrower. Borrower hereby agrees to indemnify and hold Lender free and harmless from and against any and all claims, demands, liability, expense, cost, loss or damage (including all costs, expenses and attorneys' fees incurred in the defense thereof) which may be asserted against, imposed on or incurred by Lender by reason of any act or omission of Borrower under any of the Project Documents or by reason of this Assignment or the exercise of Lender's rights and remedies under this Assignment or under any of the Project Documents or by reason of any alleged obligation or undertaking of Lender to perform or discharge any obligation, duty or liability of Borrower under any of the Project Documents; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify and hold Lender free and harmless from and against any claim, demand, liability, expense, cost, loss or damage asserted against, imposed on or incurred by Lender by reason of Lender's willful misconduct or gross negligence. Should Lender incur any such liability, expense, cost, loss or damage, or in the defense of any such claims or demands, for which it is to be indemnified by Borrower as aforesaid, the amount thereof shall be secured by this Assignment, the Security Deed and the other Loan Documents (whether or not such amount, when aggregated with other sums secured by the Security Deed and the other Loan Documents, exceeds the principal face amount of the Note), shall bear interest at the default rate specified in the Note from the date incurred until paid, and shall be due and payable immediately upon demand by Lender.

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     J.   That Lender shall have the right to assign to any subsequent holder of the Note or the Security Deed, or to any person acquiring title to the Project (as defined in the Loan Agreement), the Project Documents and all the right, title, interest, power and authority of the Borrower in, under and by virtue of the Project Documents hereby or hereafter assigned.

     3. Borrower further hereby covenants, represents and warrants to Lender that (i) Borrower has not previously assigned, sold, pledged, transferred, mortgaged, hypothecated or otherwise encumbered the Project Documents or any of them, or its right, title and interest therein, (ii) Borrower shall not assign, sell, pledge, transfer, mortgage, hypothecate or otherwise encumber its interests in the Project Documents or any of them, (iii) Borrower has not performed, and will not perform, any act which might prevent Borrower from performing its undertakings hereunder or which might prevent Lender from operating under or enforcing any of the terms and conditions hereof or which would limit Lender in such operation or enforcement, (iv) Borrower is not in default under the Project Documents, or any of them, and to the best knowledge of Borrower, no other party to the respective Project Documents is in default thereunder except as disclosed in writing to Lender, (v) except as provided in the Loan Agreement, no amendments to any of the Project Documents will be made without the prior written consent of Lender, and (vi) upon execution of any of the Project Documents, Borrower will deliver a copy of such Project Document (or the original at Lender's request) to Lender and will require such of the parties thereto as Lender may designate to execute and deliver to Lender a consent to this Assignment.

     4. All notices, demands, elections or requests provided for or permitted to be given pursuant to this Assignment shall be in writing and shall be deemed to have been sufficiently given when delivered or mailed in the manner set forth in the Loan Agreement.

     5. Any provision in the Loan Agreement that pertains to this Assignment shall be deemed to be incorporated herein as if such provision were fully set forth in this Assignment. In the event of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail. A provision in this Assignment shall not be deemed to be inconsistent with the Loan Agreement by reason of fact that no provision in the Loan Agreement covers such provision in this Assignment.

     6. Although this Assignment constitutes a present, current and absolute assignment of the Project Documents, so long as there shall exist no Event of Default, Borrower shall have the right to exercise every right, power and authority under the Project Documents, and to perform and enforce performance of all obligations under the Project Documents. This Assignment shall terminate when the indebtedness evidenced by the Note is paid in full and all obligations, covenants, conditions and agreements of Borrower contained herein and in the Loan Documents are performed and discharged, and, in such event, upon the request of Borrower, Lender shall execute and deliver to Borrower instruments effective to evidence the termination of the Assignment.

     7. This Assignment constitutes the granting by Borrower to Lender of a security interest under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts

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in the right, title and interest of Borrower in, to and under each and every
Project Document in which a security interest may be obtained. Borrower agrees to execute and deliver to Lender, at any time or times during which this Assignment shall be in effect, such further instruments as Lender may deem necessary to make effective this Assignment and the security interest created hereby. To evidence such security interest, at the request of Lender, Borrower shall, in a form satisfactory to Lender, join with Lender in executing one or more financing statements or other notices of security interest, and any continuation thereof, and shall pay the cost for filing thereof. A photocopy of this Agreement may be filed as a financing statement.

     8. The exercise of any rights or remedies under this Assignment shall not be deemed to cure or waive any Event of Default, or waive, modify or affect any notice of default under any of the Loan Documents, or invalidate any act done pursuant to such notice. The rights and remedies of Lender herein provided shall be in addition to and not in substitution for the rights and remedies vested in Lender in any of the Loan Documents or at law or in equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies.

     9. This Assignment shall be interpreted, construed and enforced according to laws of the State of Maine.

     10. It is expressly intended, understood and agreed that this Assignment and the Loan Documents are made and entered into for the sole protection and benefit of Borrower and Lender, and their respective legal representatives, successors and assigns (but in the case of assigns of Borrower, only if and to the extent that Lender has consented in writing to Borrower's assignment of its rights or obligations hereunder or thereunder to such assigns); that no other person or persons shall have any right at any time to action hereon or rights to the proceeds of the Loan; that such proceeds of the Loan do not constitute a trust fund for the benefit of any third party; that no third party shall under any circumstances be entitled to any equitable lien on any such undisbursed proceeds of the Loan at any time; and that Lender shall have a lien upon and right to direct application of any such undisbursed proceeds of the Loan as provided in the Loan Documents.

     11. The relationship between Lender and Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     12. Borrower and Lender intend and believe that each provision in this Assignment comports with all applicable local, state or federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare

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such portion, provision or provisions of this Assignment to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of both of Borrower and Lender that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein and that the rights, obligations and interests of Borrower and Lender under the remainder of this Assignment shall continue in full force and effect.

     IN WITNESS WHEREOF, Borrower has executed this Assignment under seal as of the 29/th/ day of February, 2000.


                                    BORROWER:

                                    AEROVOX INCORPORATED


Stanley B. Kay                      By: F. Randal Hunt
Witness                                 Name:  F. Randal Hunt
                                        Title: Vice President, Finance

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